UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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EVERGREEN RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

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On May 7, 2004, Evergreen Resources, Inc. (the “Company”) hosted a webcast conference call during which Evergreen discussed First Quarter 2004 financial and operating results as well as some of the terms of the proposed merger of the Company with a wholly owned subsidiary of Pioneer Natural Resources Company.  Set forth below are the slides presented at the webcast conference call.

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EVERGREEN RESOURCES, INC.

1st Quarter 2004

Financial & Operating Results

May 7, 2004

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of federal securities laws, including statements regarding, among other things, the company’s growth strategies; anticipated trends in the company’s business and its future results of operations; market conditions in the oil and gas industry; the ability of the company to make and integrate acquisitions; and the impact of government regulations.  These forward-looking statements are based largely on the company’s expectations and are subject to a number of risks and uncertainties, many of which are beyond the company’s control.  Actual results could differ materially from those implied by these forward-looking statements as a result of, among other things, a decline in natural gas production, a decline in natural gas prices, incorrect estimations of required capital expenditures, increases in the cost of drilling, completion and gas collection, an increase in the cost of production and operations, an inability to meet projections, and/or changes in general economic conditions.  In light of these and other risks and uncertainties of which the company may be unaware or which the company currently deems immaterial, there can be no assurance that actual results will be as projected in the forward-looking statements.  These and other risks and uncertainties are described in more detail in the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Transaction Terms

Transaction Consideration:	Evergreen’s common shareholders will receive:
• 0.58175 shares of Pioneer stock,
• $19.50 per share in cash and
• Cash equal to the greater of:
• $0.35 per share (~$15 million) as a consideration from Pioneer for the Kansas properties
• Net proceeds from the sale of the Kansas properties to a third party

Purchase Price per Share:	$39.35 (assuming Pioneer retains Kansas properties)

Transaction Structure:	Tax-free (Section 368a) Reorganization

Estimated Closing:	September / October

Conditions:	• Pioneer shareholder approval
• Evergreen shareholder approval
• Hart Scott Rodino approval

Termination Fee:	$35 million

Consolidated Statements of Income

(In Thousands - Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues:
Oil and natural gas revenues	$63,899	$48,974
Interest and other	240	147
Total revenues	64,139	49,121

Expenses:
Lease operating expense	7,248	4,717
Transportation costs	3,863	3,367
Production and property taxes	3,050	2,980
Depreciation, depletion and amortization	9,904	5,529
General and administrative expense	4,526	2,606
Interest expense	2,350	2,199
Minority interest in subsidiaries	589	14
Other expense (income)	349	(907)
Impairment of unproved properties	—	817

Total expenses	31,879	21,322
Income before income taxes	32,260	27,799
Income tax provision – current	567	—
Income tax provision – deferred	11,280	10,147

Cumulative effect of change in accounting principle	—	713
Net income	$20,413	$16,939

Consolidated Statements of Income

(Per Share and Per Mcfe Amounts)

	Three Months Ended March 31,
	2004	2003
Income per common share:
Basic	$0.47	$0.44
Diluted	$0.44	$0.43

Weighted average shares outstanding
Basic	43,026	38,118
Diluted	48,471	39,440

Natural gas sales volume (MMcfe)	13,080	10,515
Average daily net sales (MMcfe/d)	143.7	116.8

Rate per Mcfe
Average sales price	$4.89	$4.66
Lease operating expenses	$0.55	$0.45
Transportation costs	$0.30	$0.32
Production and property taxes	$0.23	$0.28
Depreciation, depletion and amortization	$0.76	$0.53
General and administrative expense	$0.35	$0.25
Interest expense	$0.18	$0.21
Other (income) expenses	$0.03	$(0.01)
Minority interest in subsidiaries	$0.05	$—

Net Income (Loss)

(In Millions)

[CHART]

Net Income (Loss) Per Diluted Share

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Quarterly Net Production

(In Billion Cubic Feet Equivalent)

[CHART]

Average Daily Net Production

(In Million Cubic Feet Equivalent)

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Annual Net Production

(In Billion Cubic Feet Equivalent)

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*Nine months ended December 31

Quarterly Net Production

(In Billion Cubic Feet Equivalent)

[CHART]

Proven Reserves

(In Trillion Cubic Feet Equivalent)

[CHART]

Overview of Evergreen’s Asset Base

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	Net Producing Well Count(1)	Proved Reserves at 12/31/03	Current Production	R/P	Pre-tax PV-10 at 12/31/03	Net Undev. Acres
		(Bcfe)	(MMcfe/d)	(Years)	($mm)	(‘000)(1)

Raton	1,007	1,393	133	29	2,542	161

Piceance/Uintah	133	65	6	30	98	176

Canada	82	37	11	9	73	60

Kansas	—	—	—	—	—	746

Alaska	—	—	—	—	—	294

Other(2)	—	—	—	—	—	21

	1,222	1,495	150	27	2,713	1,458

(1)              As of 3/31/04.

(2)              Other includes additional acreage in Utah, Montana and Colorado.

2004 Drilling Program

	Q1	Q2	Q3	Q4	Total
	(a)	(e)	(e)	(e)	(e)
Gross Wells Drilled

Raton Basin	47	64	52	37	200

Kansas	12	10	20	19	61

Piceance/Uintah	5	15	20	15	55

Canada	2	18	32	13	65

Total Wells	66	107	124	84	381

2004 Production Guidance

	Q1A	Q2	Q3	Q4	Total
	(a)	(e)	(e)	(e)	(e)
Net Sales (Bcfe)

Raton Basin	11.7	12.3 - 12.4	13.1 - 13.3	13.8 - 14.0	50.9 - 51.4

Piceance/Uintah	0.5	0.5 - 0.6	0.6 - 0.8	0.7 - 0.9	2.3 - 2.8

Canada	0.8	0.9 - 1.1	1.1 - 1.3	1.3 - 1.5	4.1 - 4.7

Totals	13.1	13.7 - 14.1	14.8 - 15.4	15.8 - 16.4	57.3 - 58.9

Hedging Position

Remaining Contract Period	Market	Volume in Mcf/day	Weighted Average $/Mcf

Apr 04 – Oct 04	Midcontinent	65,000	4.86
Apr 04 – Dec 04	Midcontinent	50,000	4.20
Apr 04 – Dec 04	Northwest Pipeline	3,000	4.33
Apr 04 – Dec 04	AECO – Canada	4,739	4.63
Nov 04 – Dec 04	Midcontinent	25,000	5.72
Jan 05 – Dec 05	Midcontinent	100,000	5.14

2004 Operating Costs

(Per Mcfe)

	Q1a	Q2e	Q3e	Q4e	2004e

Lease Operating Expenses	$0.55	$0.58 - 0.60	$0.52 - 0.54	$0.52 - 0.54	$0.54 - 0.56

Transportation Cost	$0.30	$0.29 - 0.31	$0.29 - 0.31	$0.29 - 0.31	$0.29 - 0.31

Depletion and Amortization	$0.76	$0.74 - 0.76	$0.73 - 0.75	$0.72 - 0.74	$0.74 - 0.75

General and Administrative	$0.35	$0.29 - 0.31	$0.27 - 0.29	$0.25 - 0.27	$0.29 - 0.30

Transaction Cost	$—	$0.20 - 0.22	$0.06 - 0.08	$—	$0.06 - 0.08

Interest Expense	$0.18	$0.30 - 0.32	$0.27 - 0.29	$0.26 - 0.28	$0.25 - 0.27

Minority Interest	$0.05	$0.04 - 0.05	$0.04 - 0.05	$0.03 - 0.04	$0.04 - 0.05

1) Production and property taxes are estimated to be approximately 5.0% of net oil and gas sales.

2) The income tax rate for 2004 is estimated to be about 37% of net income before taxes.

2004 Capital Budget

(In Millions of Dollars)

	Q1a	Q2e	Q3e	Q4e	2004e
Raton Basin:
Drilling and completion	$15.2	$14.2	$11.9	$8.5	$49.8
Collection and compression	7.5	10.5	7.7	6.1	31.8
Equipment	1.8	3.8	1.4	0.3	7.3
Other costs	6.1	5.7	4.8	3.0	19.6

Total Raton Basin	$30.6	$34.2	$25.8	$17.9	$108.5

Kansas:
Drilling and completion	$2.6	$3.0	$2.3	$2.4	$10.3
Collection and compression	0.6	0.2	3.3	3.2	7.3
Equipment	1.7	9.0	5.0	0	15.7
Other costs	2.4	0.3	0.3	0.3	3.3

Total Kansas costs	$7.3	$12.5	$10.9	$5.9	$36.6

	Q1a	Q2e	Q3e	Q4e	2004e
Piceance/Uintah Basins:
Drilling and completion	$1.3	$5.2	$8.6	$3.0	$18.1
Collection and compression	0.0	1.6	2.5	0.8	4.9
Other costs	1.3	5.8	3.9	0.7	11.7

Total Piceance/Uintah	$2.6	$12.6	$15.0	$4.5	$34.7

Canada:
Drilling and completion	$1.7	$4.3	$6.3	$6.0	$18.3
Other costs	5.6	9.0	0.4	0.5	15.5

Total Canada	$7.3	$13.3	$6.7	$6.5	$33.8

Alaska	$1.5	$0.7	$0.1	$0.1	$2.4

Other	$1.2	$1.0	$0.9	$0.9	$4.0

Total Capital Budget	$50.5	$74.3	$59.4	$35.8	$220.0

Thank you for joining Evergreen’s 1st Quarter 2004 Earnings Conference Call.

Please direct questions or comments to our Investor Relations Department at (303) 298-8100.  Additional information can be found on our web site at www.EvergreenGas.com.

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Legal Information

This filing contains forward-looking statements within the meaning of federal securities laws, including statements regarding, among other things, Evergreen’s growth strategies; anticipated trends in Evergreen’s business and its future results of operations; market conditions in the oil and gas industry; the ability of the company to make and integrate acquisitions; and the impact of government regulations.  These forward-looking statements are based largely on Evergreen’s expectations and are subject to a number of risks and uncertainties, many of which are beyond Evergreen’s control.  Actual results could differ materially from those implied by these forward-looking statements as a result of, among other things, a decline in natural gas production, a decline in natural gas prices, incorrect estimations of required capital expenditures, increases in the cost of drilling, completion and gas collection, an increase in the cost of production and operations, an inability to meet projections, and/or changes in general economic conditions.  In light of these and other risks and uncertainties of which Evergreen may be unaware or which Evergreen currently deems immaterial, there can be no assurance that actual results will be as projected in the forward-looking statements.  These and other risks and uncertainties are described in more detail in Evergreen’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

This filing also contains forward looking statements regarding Evergreen’s proposed merger with a wholly owned subsidiary of Pioneer Natural Resources.  Forward-looking statements relating to expectations about future results or events regarding the proposed merger are based upon information available to Evergreen as of today’s date, and Evergreen does not assume any obligation to update any of these statements.  The forward-looking statements are not guarantees of the future performance of Pioneer, Evergreen or the combined company, and actual results may vary materially from the results and expectations discussed.  For instance, although Pioneer and Evergreen have signed an agreement for a subsidiary of Pioneer to merge with Evergreen, there is no assurance that they will complete the proposed merger.  The merger agreement will terminate if the companies do not receive necessary approval of each of Pioneer’s and Evergreen’s stockholders or government approvals or fail to satisfy conditions to closing.  Additional risks and uncertainties related to the proposed merger include, but are not limited to, conditions in the financial markets relevant to the proposed merger, the successful integration of Evergreen into Pioneer’s business, and each company’s ability to compete in the highly competitive oil and gas exploration and production industry.  The revenues, earnings and business prospects of Pioneer, Evergreen and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, foreign currency valuation changes, foreign government tax and regulation changes, litigation, the costs and results of drilling and operations, Pioneer’s and Evergreen’s ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are identified from time to time in Pioneer’s and Evergreen’s SEC reports and public announcements.

The proposed merger of Evergreen with a wholly owned subsidiary of Pioneer will be submitted to each of Pioneer’s and Evergreen’s stockholders for their consideration, and Pioneer will file with the SEC a registration statement containing the joint proxy statement–prospectus to be used by Pioneer to solicit approval of its stockholders to issue additional stock in the merger and to be used by Evergreen to solicit the approval of its stockholders for the proposed merger.  Pioneer and Evergreen will also file other documents concerning the proposed merger.  You are urged to read the registration statement and the joint proxy statement–prospectus regarding the proposed merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You will be able to obtain a free copy of the joint proxy statement–prospectus including the registration statement, as well as other filings containing information about Evergreen at the SEC’s Internet Site (http://www.sec.gov). Copies of the joint proxy statement–prospectus can also be obtained, without charge, by directing a request to Evergreen Resources, Inc., John B. Kelso,  1401 17th Street, Suite 1200, Denver, Colorado 80202, or via telephone at 303-298-8100.

Evergreen and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Evergreen in connection with the proposed merger. Pioneer and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pioneer in connection with the proposed merger.  Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement–prospectus regarding the proposed merger when it becomes available.